EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-126054, 333-46936, and 333-79643 on Form S-8 of our reports dated March 15, 2007, relating to the consolidated financial statements of Nautilus, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Nautilus, Inc. for the year ended December 31, 2006.

DELOITTE & TOUCHE LLP

Portland, Oregon
March 15, 2007